TANISYS TECHNOLOGY, INC.

                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS FOR THE THREE MONTHS ENDED DECEMBER 31, 1996


Month          Shares Outstanding at Month End
-----          -------------------------------
Sept 96                  15,978,537
Oct 96                   15,978,537
Nov 96                   16,070,773
Dec 96                   16,626,655
                        -----------
4 month total            64,654,502

Weighted
Average Shares           16,163,626

Net Loss                $(1,701,735)

Loss per Weighted
Average Shares               ($0.11)